Exhibit 99.3
UNAUDITED CONDENSED PRO FORMA FINANCIAL DATA
($ in thousands)
On May 1, 2008, the Company’s Metalico Neville, Metalico Neville Realty and Metalico Colliers Realty subsidiaries (collectively “Neville”) closed a purchase of substantially all the assets, including real property, of the Snyder Group, a family-owned multi-yard fully integrated scrap metal recycling operation in Western Pennsylvania and West Virginia.
The aggregate purchase price, including a payment for inventory in excess of a predetermined amount, was approximately $76,175 comprised of cash of $69,175, and shares of Metalico common stock totaling $7,000, representing fair market value at the date of the acquisition. The acquisition was financed with a portion of the proceeds from a private placement of $100,000 in 7% convertible notes pursuant to the Securities Purchase Agreement dated as of April 23, 2008, as amended on May 1, 2008.
The Securities Purchase Agreement provides for the sale by the Company to the Note Purchasers of $100,000 of Senior Unsecured Convertible Notes (the “Notes”) convertible into shares of Common Stock (the “Note Shares”). The Note Purchasers also received a total of 250,000 warrants (“Warrants”) for shares of Common Stock (the “Warrant Shares”) at an exercise price of $14.00 per share (subject to adjustment) with a term of six years. The Notes bear interest at 7% per annum, payable in cash, and mature in April 2028.
The acquisition is accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of such consideration paid over the estimated fair value of the assets and liabilities has been preliminarily allocated to goodwill and certain identifiable intangible assets (which include supplier lists and non compete agreements) with an estimated weighted average life of 20 years for supplier list and 30 months for non-compete agreements. The allocation to goodwill and other intangibles may be adjusted for certain other identifiable intangible assets with estimated weighted average lives of seven to ten years. The purchase price allocation will be adjusted upon completion of the final valuation study and may differ materially from the information presented herein.
The following unaudited pro forma condensed consolidated financial statements and the notes thereto present our financial position and results of operation giving effect to the Neville Acquisition, as described in more detail below. These financial statements and related notes should be read in conjunction with other financial information, including the audited financial statements of Metalico and the notes thereto, as well as the audited financial statements of Neville and the notes thereto, included elsewhere herein. The unaudited pro forma condensed consolidated statements of income give effect to the Acquisition as if such transaction had occurred on January 1, 2007. The unaudited pro forma condensed consolidated balance sheet gives effect to such transaction as if it had occurred on March 31, 2008. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Neville Acquisition had been consummated at the beginning of the periods presented, nor are they necessarily indicative of our future operating results. The unaudited pro forma condensed consolidated financial statements do not give effect to any cost savings or integration benefits which may result from the Acquisition.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the three months ended March 31, 2008
($ in thousands, except per share information)
(Unaudited)

	Metalico,
	Inc. and	Neville	Pro Forma			Pro Forma
	subsidiaries	Group	Adjustments			Consolidated
Revenue	$170,548	$35,624	$—			$206,172

Costs and expenses
Operating expenses	148,248	22,767	—			171,015
Selling, general and administrative expenses	7,154	4,847	(292)	(c	)	11,709
Depreciation and amortization	2,027	553	374	(a	)(e)	2,954

	157,429	28,167	82			185,678

Operating income	13,119	7,457	(82)			20,494

Financial and other income (expense)
Interest expense	(3,217)	—	(1,336)	(b	)	(4,553)
Other	124	1,041	(1,000)	(d	)	165

	(3,093)	1,041	(2,336)			(4,388)

Income from continuing operations before income taxes and minority interest	10,026	8,498	(2,418)			16,106
Provision for federal and state income taxes	3,710	337	1,912	(f	)	5,959

Income from continuing operations before minority interest	6,316	8,161	(4,330)			10,147
Minority interest	158	—	—			158

Income from continuing operations	$6,474	$8,161	$(4,330)			$10,305

Earnings per common share:
Basic:
Income from continuing operations	$0.20					$0.31

Diluted:
Income from continuing operations	$0.20					$0.28

Weighted average common shares outstanding
Basic	32,339,468		744,088	(g	)	33,083,556

Diluted	32,787,293		7,886,945	(h	)	40,674,238

(a)	To adjust depreciation expense $136 to reflect new estimated lives of $23,477 in property, plant and equipment acquired of which $20,541 are assets depreciable over an average life of 3 to 15 years for machinery and equipment and 31 years for real estate.

(b)	In a separate private placement, we issued $100,000 in 7% Convertible Notes. Net proceeds of $94,975 (less finance costs) were used to complete the Neville acquisition ($69,175) and to repay existing debt ($25,800). The initial conversion price of the Notes is $14.00 per share. The note purchasers also received a total of 250,000 warrants for shares of Common Stock at an exercise price of $14.00 per share (subject to adjustment) with a term of six years. The Notes bear interest at 7% per annum, payable in cash, and mature in April 2028. Adjustment to record interest expense of ($1,336) as follows:

7% interest on $100,000 convertible notes	$1,750
Reduction of interest due to $25,800 of repaid existing debt from remaining proceeds of private placement with a 7.4% interest rate	(477)
Amortization of $5,025 in financing costs over 20 year period	63

Interest expense adjustment	$1,336

In addition, the Notes contain (i) an optional repurchase right exercisable by the Note Purchasers on the sixth, eighth and twelfth anniversary of the date of issuance of the Notes, whereby each Note Purchaser has the right to require the Company to redeem the Notes under certain circumstances, and (ii) an optional redemption right exercisable by the Company beginning on the third anniversary of the date of issuance of the Notes and ending on the day immediately prior to the sixth anniversary of the date of issuance of the Notes, whereby the Company has the option but not the obligation to redeem the Notes at a redemption price equal to 150% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest thereon, limited to 30% of the aggregate principal amount of the Notes as of the issuance date, and from and after the sixth anniversary of the date of issuance of the Notes, the Company has the option to redeem any or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest thereon.

(c)	To adjust rent expense originally recorded by Neville ($292) to agreed upon rent for real estate not acquired in Neville acquisition.

(d)	To eliminate $1,000 gain recorded by Neville from payment related to sale of Neville to Metalico.

(e)	To record amortization expense of $98 on $7,820 of acquired supplier lists over a 20 year life for the three month period and $140 on non compete agreements over a 30 month period.

We are in the process of obtaining an appraisal of identifiable intangible assets from a certified appraiser for recognition apart from goodwill recorded as a part of the Neville Acquisition; thus, the allocation of the purchase price is subject to adjustment. Identifiable intangible assets of significance that may be identified are supplier-related intangible assets and non-compete covenants. We have initially estimated $7,820 as identifiable intangible assets for acquired supplier lists and $1,400 for non-compete covenants which could change based on the appraisal. Once the appraisal has been obtained for such intangible assets, any additional intangibles will be reclassified apart from goodwill and amortized over their estimated useful lives from 20 years for supplier lists and 30 months for non-compete agreements. If additional intangibles are specifically identified, our amortization expenses would increase in the above three month pro-forma statement of income by $6 to $50 per every $500 of specifically identified intangibles.

(f)	To record estimated income tax effect ($1,912) on earnings of Neville and adjustments above based on expected marginal tax rates of 37%. Income tax effect for Neville is income from continuing operations before taxes of $8,498 and pro-forma income tax expense net of amount already recorded by Neville of $2,806. Income tax effect for the pro-forma adjustments column is loss from continuing operations of $2,418 and pro-forma income tax benefit of $894.

(g)	In connection with the acquisition the Company issued a number of shares of common stock to the seller with a market value of $7,000. The number of shares issuable is determined to be 90% of the volume weighted average price of the Company’s common stock for the 20 trading days immediately preceding the closing of the transaction determined to be 744,088 shares.

(h)	For fully diluted number of shares, in addition to the shares described in (g) above, in connection with the private placement of 7% Convertible Notes, the notes are convertible into 7,142,857 shares plus an additional 250,000 shares issuable upon exercise of warrants provided to the note purchasers. For the purposes of fully diluted earnings per share, the warrants are deemed to be anti-dilutive and excluded due to their exercise price being greater that the market price of the underlying stock. The income from continuing operations for the fully diluted calculation has been increased to remove interest expense of $1,750 on convertible debt less a tax benefit of $648.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2007
($ in thousands, except per share information)
(Unaudited)

	Metalico,
	Inc. and	Neville	Pro Forma			Pro Forma
	subsidiaries	Group	Adjustments			Consolidated
Revenue	$334,213	$117,020	$—			$451,233

Costs and expenses
Operating expenses	278,256	80,089	—			358,345
Selling, general and administrative expenses	20,315	16,708	(952)	(c	)	36,071
Depreciation and amortization	6,279	1,868	1,839	(a	)(d)	9, 986

	304,850	98,665	887			404,402

Operating income	29,363	18,355	(887)			46,831

Financial and other income (expense)
Interest expense	(5,883)		(5,185)	(b	)	(11,068)
Other	509	429	—			938

	(5,374)	429	(5,185)			(10,130)

Income from continuing operations before income taxes and	23,989	18,784	(6,072)			36,701
minority interest
Provision for federal and state income taxes	8,675	812	3,892	(e	)	13,379

Income from continuing operations before minority interest	15,314	17,972	(9,964)			23,322
Minority interest	357	—	—			357

Income from continuing operations	$15,671	$17,972	$(9,964)			$23,679

Earnings per common share:
Basic:
Income from continuing operations	$0.54					$0.80

Diluted:
Income from continuing operations	$0.53					$0.75

Weighted average common shares outstanding
Basic	29,004,254		744,088	(f	)	29,748,342

Diluted	29,338,751		7,866,945	(g	)	37,225,696

(a)	To adjust depreciation expense $888 to reflect new estimated lives of $23,477 in property, plant and equipment acquired of which $20,541 are assets depreciable over an average life of 3 to 15 years for machinery and equipment and 31 years for real estate.

(b)	In a separate private placement, we issued $100,000 in 7% Convertible Notes. The initial conversion price of the Notes is $14.00 per share. The note purchasers also received a total of 250,000 warrants for shares of Common Stock at an exercise price of $14.00 per share (subject to adjustment) with a term of six years. The Notes bear interest at 7% per annum, payable in cash, and mature in April 2028. Adjustment to record interest expense of ($5, 185) as follows:

7% interest on $100,000 convertible notes	$7,000
Reduction of interest due to $25,800 of repaid existing debt from remaining proceeds of private placement with a 8.0% interest rate	(2,066)
Amortization of $5,025 in financing costs over 20 year period	251

Proforma interest expense adjustment	$5,185

In addition, the Notes contain (i) an optional repurchase right exercisable by the Note Purchasers on the sixth, eighth and twelfth anniversary of the date of issuance of the Notes, whereby each Note Purchaser has the right to require the Company to redeem the Notes under certain circumstances, and (ii) an optional redemption right exercisable by the Company beginning on the third anniversary of the date of issuance of the Notes and ending on the day immediately prior to the sixth anniversary of the date of issuance of the Notes, whereby the Company has the option but not the obligation to redeem the Notes at a redemption price equal to 150% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest thereon, limited to 30% of the aggregate principal amount of the Notes as of the issuance date, and from and after the sixth anniversary of the date of issuance of the Notes, the Company has the option to redeem any or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest thereon.

(c)	To adjust rent expense originally recorded by Neville ($952) to agreed upon rent for real estate not acquired in Neville acquisition.

(d)	To record amortization expense of $391 on $7,820 of acquired supplier lists over a 20 year life and $560 on non compete agreements over a 30 month period.

We are in the process of obtaining an appraisal of identifiable intangible assets from a certified appraiser for recognition apart from goodwill recorded as a part of the Neville Acquisition; thus, the allocation of the purchase price is subject to adjustment. Identifiable intangible assets of significance that may be identified are supplier-related intangible assets and non-compete covenants. We have initially estimated $7,820 as identifiable intangible assets for acquired supplier lists and $1,400 for non-compete covenants which could change based on the appraisal. Once the appraisal has been obtained for such intangible assets, any additional intangibles will be reclassified apart from goodwill and amortized over their estimated useful lives from 20 years for supplier lists and 30 months for non-compete agreements. If additional intangibles are specifically identified, our amortization expenses would increase in the above twelve month pro-forma statement of income by $24 to $200 per every $500 of specifically identified intangibles.

(e)	To record estimated income tax effect ($3,892) on earnings of Neville and adjustments above based on expected marginal tax rates of 37%. Income tax effect for Neville is income from continuing operations before taxes of $18,784 and pro-forma income tax expense net of amount already recorded by Neville of $6,138. Income tax effect for the pro-forma adjustments column is loss from continuing operations of $6,072 and pro-forma income tax benefit of $2,246.

(f)	In connection with the acquisition the Company issued a number of shares of common stock to the seller with a market value of $7,000. The number of shares issuable is determined to be 90% of the volume weighted average price of the Company’s common stock for the 20 trading days immediately preceding the closing of the transaction determined to be 744,088 shares.

(g)	For fully diluted number of shares, in addition to the shares described in (g) above, in connection with the private placement of 7% Convertible Notes, the notes are convertible into 7,142,857 shares plus an additional 250,000 shares issuable upon exercise of warrants provided to the note purchasers. For the purposes of fully diluted earnings per share, the warrants are deemed to be anti-dilutive and excluded due to their exercise price being greater that the market price of the underlying stock. The income from continuing operations for the fully diluted calculation has been increased to remove interest expense of $7,000 on convertible debt less a tax benefit of $2,590.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2008
($ in thousands)
(Unaudited)

	Metalico,
	Inc. and	Neville	Pro Forma			Pro Forma
	subsidiaries	Group	Adjustments			Consolidated
Cash and cash equivalents	$4,842	$2,254	$(2,254)	(a	)	$4,842
Trade receivables	62,539	16,012	(16,012)	(a	)	62,539
Inventories	58,544	7,870	—			66,414
Other Current Assets	23,204	95	(95)	(a	)	23,204

Total Current Assets	149,129	26,231	(18,361)			156,999
Property & Equipment, net	46,207	17,100	12,097	(a	)	75,404
Goodwill, Other assets & Intangibles	141,101	335	43,798	(a	) (b)	185,234

Total Assets	$336,437	$43,666	$37,534			$417,637

Short-term debt	$7,212	$—	(5,160)	(b	)	2,052
Current maturities of long-term debt	7,602	169	(169)			7,602
Accounts payable and accrued expense	28,387	2,431	(2,431)	(a	)	28,387
Other Current liabilities	4,078	2,409	(2,409)	(a	)	4,078

Total Current liabilities	47,279	5,009	(10,169)			42,119
Long-term debt	106,968	—	79,360	(b	)	186,328
Total other long-term liabilities	13,383	331	(331)	(a	)	13,383

Total liabilities	167,630	5,340	68,860			241,830

Redeemable Common Stock	4,000	—	—			4,000

Minority interest	7,615	—	—			7,615

Common Stock	35	136	(135)	(a	) (c)	36
Additional paid in capital	125,676	635	6,364	(a	) (c)	132,675
Retained earnings	32,202	37,555	(37,555)	(a	)	32,202
Accumulated other comprehensive loss	(721)	—	—			(721)

	157,192	38,326	(31,326)			164,192

Total liabilities & stockholders equity	$336,437	$43,666	$37,534			$417,637

(a)	To account for the Neville Group Acquisition, and the elimination of applicable amounts in consolidation and adjustments to assets to properly reflect assets purchased and liabilities assumed ($7,870 of inventory and $29,197 of property & equipment). The total purchase price is $76,175 funded by $69,175 from the proceeds of convertible debt offering and the Company will issue to the sellers a number of common stock shares equal to $7,000. The number of shares issued is 90% of the volume weighted average price of the Company’s common stock for the 20 trading days immediately preceding the closing of the transaction. We will be obtaining an appraisal of identifiable intangible assets from a certified appraiser for recognition apart from goodwill recorded as a part of the pending acquisition; thus, the allocation of the purchase price is subject to adjustment. Identifiable intangible assets of significance that are most likely to be adjusted are supplier-related intangible assets which include supplier lists and non-compete covenants entered into with the selling parties. If the appraisal above leads us to conclude that an adjustment should be made to our preliminary estimates of the value of such intangible assets, they will be reclassified apart from goodwill and amortized over their estimated useful life of twenty years for supplier lists and 18 months for non-compete covenants.

Our allocation of the Neville Acquisition to the net assets we acquired in the pro forma balance sheet, based on our preliminary estimates is as follows:

Assets:
Inventory	$7,870
Property & Equipment	29,197
Supplier lists	7,820
Non-compete covenants	1,400
Goodwill	29,888

Net Assets	$76,175

The purchase price is allocated as follows:

Purchase price — business assets & operations	$76,175
Total working capital purchased	(7,870)
Property & Equipment	(29,197)
Non-compete covenants	(1,400)
Supplier lists	(7,820)

Goodwill, deductible for income tax purposes	$29,888

(b)	To record the issuance of $100,000 in convertible notes. Fees associated with the Offering were $5,025. The remaining proceeds of $25,800 was used to repay $5,160 in existing short-term and $20,640 existing in long-term debt.

(c)	In connection with the acquisition the Company issued shares of common stock to the seller with a market value of $7,000. The number of shares issuable was determined to be 90% of the volume weighted average price of the Company’s common stock for the 20 trading days immediately preceding the closing of the transaction determined to be 744,088 shares.
A summary of the pro-forma adjustment to goodwill, other assets & intangibles is as follows:

Goodwill	$29,888
Non-compete covenants	1,400
Supplier lists	7,820
Debt issuance costs	5,025
Less other assets not acquired	(335)

Proforma adjustment to goodwill, other assets & intangibles	$43,798